Date:    September 27, 1994
                                             ---------------------------


     Robert C. Jaudes (as President of Laclede Gas Company), and Robert
J. Carroll (as Senior Vice President - Finance of Laclede Gas Company), pursuant to resolutions adopted by the Board of Directors on August 28, 1986, which resolutions, among other things, granted to any two executive officers who hold one of the following offices: Chairman of the Board; President; Executive Vice President; or Senior Vice President; the authority to amend any or all of the benefit plans and/or related trust agreements of the Company (collectively the "Plans") to the extent such amendments deal with changes necessary or appropriate: (1) to comply with, or obtain the benefit of, applicable laws and/or regulations, as amended from time to time; (2) to reflect minor or routine administrative factors; (3) to clarify the meaning of any of the provisions of the Plans; and/or (4) to evidence changes in then existing Plans to reflect the interrelationship thereof with newly adopted Plans or amendments to Plans, which newly adopted Plans or amendments affect the terms of such other then existing Plans; do hereby amend the Laclede Gas Company Salary Deferral Savings Plan as set forth in the attached exhibit, such amendment to be effectuated and evidenced by our signatures on said exhibit.







































                  AMENDMENTS TO THE LACLEDE GAS COMPANY
                      SALARY DEFERRAL SAVINGS PLAN



The following amendments are effective October 1, 1992, except where specified otherwise.

1.   Section 2.8 "Compensation" is amended in its entirety as follows:

     "The amounts paid a Participant for the period in which he is eligible to participate during a Company Year (before any deferred salary amounts pursuant to Article IV have been subtracted) by the Company for services rendered as an Employee, as would (but for the subtraction of such deferred salary amounts) be reported for Federal income tax purposes on U.S. Treasury Department Form W-2, except that pension payments and other deferred compensation, income attributable to the award or exercise of qualified stock options or the premature disposition of stock option stock, and any other amount which does not constitute "compensation" within the meaning of Section 415 of the Code shall not constitute Compensation. Compensation is limited to $200,000 per Plan Year, which amount is subject to annual adjustment by the U.S. Treasury Department."


2. The last paragraph of subsection (b) of Section 4.4 is amended as follows:

     "The higher amount of (b)(i) and (b)(ii) above is hereinafter in this Section .4 called the "Base Percentage". If the actual deferral percentage for the Highly Compensated Employee group exceeds the Base Percentage (any such excess being hereinafter in this Section 4.4 called the "Excess"), then prior to the end of the Plan Year, the actual deferral percentage of each of those Participants in the Highly Compensated Employee group whose actual deferral percentage shall be greater than the Base Percentage shall be reduced as necessary (to eliminate the Excess), in a manner whereby the actual deferral percentage of such Participants shall be equal to the Base Percentage, by refunding to such Participants."


3. The last paragraph of clause (ii) of subsection (b) of Section 5.1 is amended as follows:

     "The higher amount of (b)(ii)(aa) and (b)(ii)(bb) above is hereinafter in this Section 5.1 called the "Base Percentage". If the actual matching percentage for the Highly Compensated Employee group exceeds the Base Percentage (any such excess being hereinafter in this Section
     5.1 called the "Excess"), then prior to the end of the Plan Year, the Company Matching Contribution of each of those Participants in the Highly Compensated Employee group whose actual matching percentage shall be greater than the Base Percentage shall be reduced as necessary (to eliminate the Excess), in a manner whereby the actual matching percentage of such Participants shall be equal to the Base Percentage, by refunding to the Company."




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4.   Subsection (a) of Section 10.3 is amended in its entirety as follows:

     "(a) Any Participant who has suffered a financial hardship may withdraw all or any portion of amounts attributable to the Participant's Salary Deferral Contributions, plus related earnings credited as of December 31, 1988, but exclusive of later earnings and amounts previously distributed due to hardship. Application for hardship and a demonstration of the existence of such financial hardship must be made to the satisfaction of the Administrator. Except as otherwise expressly provided in Section 10.1(a) or upon a showing of a financial hardship as defined in Section 10.3(b), no withdrawals may be made while a Participant continues to be employed by the Company."


5. Clauses (i) and (ii) of subsection (b) of Section 10.3 are amended as follows:

     "(i) Incurred medical expenses or expenses to obtain medical care for the Participant, the Participant's spouse or any dependents of the Participant.

     (ii) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant's spouse, children or dependents."


6.   Clause (v) of subsection (c) of Section 10.3 is amended as follows:

     "(v) If a Participant who has an outstanding loan applies for a hardship withdrawal and if the amount of the Participant's financial hardship exceeds the maximum loan amount allowable under Section 10.4, then a hardship withdrawal may be permitted up to the amount of hardship and subject to the limitations of Section 10.3(a)."


7. The last sentence of subsection (a) of Section 17.1 is amended as follows:

     "If, however, the Internal Revenue Service rules, upon application to it for a favorable determination, that the Plan and its related Trust are qualified and exempt under the Code, all Salary Deferral and Matching Contributions theretofore made by the Company shall be subject to the provisions of this Plan in all respects and may not be diverted to purposes other than the exclusive benefit of Participants and their Beneficiaries and estates and the payment of the administrative expenses of this Plan, and may not be returned to the Company, except as provided by Section 7.7."









8.   Subsection (b) of Section 17.1 is amended in its entirety as follows:

     "(b) Notwithstanding the foregoing or any other contrary provision herein contained, any erroneous Company Contribution which is made by a mistake of fact will be returned to the Company if the mistake of fact is discovered, and the return of such Contribution completed, within one year after the payment of such Contribution to the Plan. If any deduction for any Company Contribution is not allowable under Section 404 of the Code, then such Contribution, to the extent of such disallowed deduction, will be returned to the Company within one year after the disallowance of such deduction."


9.   Effective October 1, 1989, a new subparagraph (e) is added to Section
     10.2 as follows:

     "(e) Payment to an alternate payee pursuant to a Qualified Domestic Relations Order shall be made in one lump-sum payment, at the alternate payee's election, by requesting such distribution on a form provided by the Company, at least thirty (30) days but no more than ninety (90) days before distribution is to be made. Distribution to the alternate payee may be made on or after the earlier of:

             (i) the date on which the Participant could take a distribution, or

             (ii) the later of:

                  (aa) the date the Participant attains age fifty (50), or

                  (bb) the earliest date on which the Participant could
                       receive a distribution if he separated from service."


10. Effective October 1, 1989, the following sentence is added at the end of the second paragraph of Section 15.1 as follows:

     "Qualified Domestic Relations Orders shall be handled pursuant to procedures established by the Plan Administrator."


11. Effective October 19, 1989, the following sentences should be added at the end of subparagraph (c) of Section 10.4:

     "If a default occurs, the Participant will be responsible for payment of all costs and expenses of collection (including, without limitation, attorney's fees and court costs) regardless of whether legal action is initiated. Interest will continue to accrue on the unpaid principal amount until the earlier of the maturity date or when repayment on the loan begins. A defaulted loan will be reported as a distribution, subject to income taxes and the excise tax on premature distributions, if applicable."






12.  Effective October 19, 1989, a new subsection (i) is added to Section
     10.4 as follows:

     "(i)For purposes of this Section 10.4 and in conformity with the requirements contained herein, loan availability is restricted to Participants who are parties in interest as defined by section 3(14) of ERISA."


13. Effective January 1, 1993, clause (i) of subsection (c) of Section 10.3 is amended as follows:

     "(i)A withdrawal based upon a financial hardship cannot exceed the amount required to meet such hardship and not reasonably available from other resources available to the Participant, including loans from this Plan. Federal tax will be withheld on hardship withdrawals at a rate of twenty percent (20%); state or local income taxes will be withheld at the Participant's request. The amount required for hardship may be increased to include the necessary taxes but cannot exceed the amount available for hardship as provided in subparagraph (a) of this Section. A hardship withdrawal will not be granted if such financial hardship may be relieved in full by borrowing that amount as allowed under
     Section 10.4, as supplemented by subclause (iv) of this Section
     10.3(c)."


                                                  Robert C. Jaudes
                                          --------------------------------
                                          Title:  President and Chief
                                                  Executive Officer



                                                  Robert J. Carroll
                                          --------------------------------
                                          Title:  Senior Vice President -
                                                  Finance




















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